UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2026

Vylor Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-43376	41-2930124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 NW 62nd Avenue, Johnston, Iowa	50131
(Address of principal executive offices)	(Zip Code)

(515) 535-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VYLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 1, 2026, 15 states and one sovereign commenced litigation in the United States District Court for the Southern District of Indiana (the “District Court”) challenging the separation of Corteva, Inc. (“Corteva”) and Vylor Inc. (the “Company” or “Vylor”) into two independent, publicly traded companies (the “Separation”) and seeking injunctive relief in connection therewith.

On October 9, 2026, the District Court issued a temporary restraining order (the “Order”) in connection with such litigation. The Order temporarily enjoins (i) Corteva and EIDP, Inc. (“EIDP”), a subsidiary of Corteva, from disposing of assets outside the ordinary course of their business operations and (ii) the Company from disposing of assets received in connection with the Separation outside the ordinary course of its business operations, in each case, absent a court order. The Order enjoins each company from paying dividends or repurchasing shares of its common stock.

On October 10, 2026, at the request of the Company, Corteva and EIDP, the District Court stayed the Order pending resolution of an anticipated emergency motion (the “Motion”) in the United States Court of Appeals for the Seventh Circuit for a stay of the Order pending appeal. Shortly thereafter, the Company, Corteva and EIDP filed a notice of appeal of the Order with the United States Court of Appeals for the Seventh Circuit, accompanied by the Motion. The Motion and appeal remain pending.

The Order does not affect the completion of the Separation, which occurred on October 1, 2026, and the Order is not in effect pending resolution of the Motion. In granting the stay, the District Court relied on the Company’s representation that it did not intend to declare dividends or repurchase shares while the Motion is pending appellate review. The Company strongly contests the legal and factual bases for the relief sought in the litigation and intends to continue vigorously defending against the claims asserted, including by pursuing the appeal and taking all appropriate steps to protect the interests of the Company and its stockholders.

Cautionary Statement Concerning Forward Looking Statements

Vylor and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this Current Report on Form 8-K, in Vylor’s other filings with the SEC, and in presentations, reports or letters to its stockholders.

In some cases, Vylor identifies these forward-looking statements by such words or phrases as “plans,” “outlook,” “will,” “is designed to,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends,” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Forward-looking statements in this Current Report on Form 8-K include statements regarding Vylor’s intentions with respect to the pending litigation, including its plans to pursue the appeal and defend against the claims asserted, as well as the potential effects of the Order or any further injunctive relief on Vylor’s business and operations. Such forward-looking statements are based on Vylor’s current views and assumptions regarding future events, future business conditions and the outlook for Vylor based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Such risks and uncertainties include the outcome and timing of the pending litigation and appeal, the possibility that the stay of the Order may be lifted or that additional injunctive relief may be imposed, and the potential consequences of any such restrictions on Vylor’s business and operations. These statements are qualified by reference to the “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” sections of the Information Statement and to similar risk factors and cautionary statements in all other reports and forms filed by Vylor with the SEC.

Vylor wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. Vylor specifically declines to undertake any obligation, and specifically disclaims any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYLOR INC.

By:	/s/ David P. Johnson
Name:	David P. Johnson
Title:	Chief Financial Officer

Date: October 12, 2026